Filed by Cascade Bancorp
Pursuant to Rule 425 Under the Securities Act of 1933
And Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject Company: Home Federal Bancorp, Inc.
Commission File No.: 001-33795

November 12, 2013

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:
Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526

CASCADE BANCORP REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS WITH CONTINUED REVENUE INCREASE
Bend, Ore. - November 12, 2013 - Cascade Bancorp (NASDAQ: CACB) (“Company” or "Cascade") the holding company for Bank of the Cascades (“Bank”), today announced net income of $1.5 million or $0.03 per share for the quarter ended September 30, 2013. The full details of the Company’s third quarter and year-to-date 2013 results were filed with the SEC in the Company’s quarterly report on Form 10-Q on November 12, 2013.
Terry Zink, President and Chief Executive Officer of Cascade Bancorp commented, “We are very pleased at our improved earnings in the third quarter as depicted in the 10-Q filing. Underscoring this progress are several milestones that, taken together, are building Cascade into one of the top community banks in Oregon and in the Northwest.”
Cascade Bancorp and Home Federal Bancorp Agree to Join Forces to Create a Leading Northwest Community Bank
Cascade announced on October 23, 2013 an agreement to acquire Home Federal Bancorp ("Home Federal") headquartered in Nampa, Idaho. The agreement was unanimously approved by the board of directors of each company and the transaction is expected to be completed in the first quarter of 2014, after obtaining the approval of the shareholders of each company, the necessary regulatory approvals and other customary closing conditions. As a result of the merger, we expect the following:

•the combined bank will have significant scale and market share;

•	create a bank with over $2.0 billion in assets, making it the 4th largest community bank in the Pacific Northwest;[1]
•double Cascade's market share in Boise/Treasure Valley;
•solidify Cascade's #1 market share in Central Oregon;
•expands Cascade's footprint to Eugene, Oregon; and
•unlocks significant efficiency and profitability opportunities.

Zink commented “We are truly pleased to join forces with Home Federal and to provide an opportunity of unique and compelling value to both organizations. The combination of our two outstanding franchises will result in a strong balance sheet and capital base, attractive margins and good earnings potential. For our customers, we believe the banks are culturally compatible and the combined institution will deliver an expanded product offering and stronger lending capacity. For shareholders, we believe the increased scale of the combined company will position our bank to grow organically while also providing additional strength to pursue future acquisition opportunities. Finally, for our communities, we believe our combined organization will provide increased opportunity to deliver the advantages of community banking and to contribute to regional economic

1 Defined as headquartered in Washington, Oregon, and Idaho with total assets of $10 billion or less vitality.”

Bank of the Cascades Completes Acquisition of Klamath Falls, Bend, and Redmond, Oregon AmericanWest Bank Branches
On October 18, 2013, the Bank successfully closed on its previously announced purchase of the Klamath Falls branch of AmericanWest Bank and the customer relationships of the AmericanWest Bank (known locally as PremierWest Bancorp) branches in Bend and Redmond, Oregon. According to Zink, “We are pleased to welcome these new customers to Bank of the Cascades and believe these customers were well satisfied with the transition to Cascade.”

Bank of the Cascades Expands Critical Online and Customer Choice Delivery Services
During the third quarter of 2013, the Bank completed a conversion of its online banking services to a new platform providing opportunity for upgraded and additional banking convenience. To complement existing services, the Bank plans to offer mobile banking, mobile deposit and mobile bill pay services in the fourth quarter of 2013. Zink said, “I am excited that our new online services will give customers the best in convenient access to their bank."

Bank of the Cascades Receives Top Philanthropy Recognition
Bank of the Cascades was proud to have been recently recognized by the Portland Business Journal as the number one Oregon small business in Corporate Philanthropy in 2013. Enhancing the quality of life in the communities we serve has long been a core value of the organization and it is our honor to give back to our local non-profit organizations who work to serve the needs of all in our communities.

Financial Highlights of the Third Quarter and period ended September 30, 2013

•
Quarter-to-Date Net Income: Net income for the third quarter of 2013 was $1.5 million or $0.03 per share compared to $1.8 million or $0.04 per share for the third quarter of 2012. Third quarter 2013 pretax income was up 15.7% from the year-ago quarter, however current quarter net income includes tax expense of $0.6 million compared to no tax provision in the same quarter a year-ago.

•
Stockholders Equity/Book Value Per Share: Stockholders equity increased to $186.9 million or $3.93 per share at September 30, 2013 as compared to $140.8 million or $2.97 per share at December 31, 2012 due to the DTA recognition.

•	Loans: Gross loans at September 30, 2013 are up $81.7 million or 9.52% compared to December 31, 2012.

•	Deposits: Total deposits at September 30, 2013 are up $119.4 million or 11.09% compared to December 31, 2012.

•	Credit Quality: Reserve for loan losses at September 30, 2013 was $21.7 million or 2.28% of loans compared to $27.3 million or 3.17% of loans at December 31, 2012.

•	Credit Quality: Non-performing assets were 0.88% of total assets at September 30, 2013 compared to 1.94% at December 31, 2012.

•
Credit Quality: Substandard loans were reduced by 61.61% to $48.6 million at September 30, 2013 as compared to December 31, 2012. Net charge-offs year-to-date were $6.6 million in 2013 compared to $9.4 million for the same period of 2012, the decreases were mainly related to resolution of substandard loans.

•	Net Interest Margin ("NIM"): NIM was 3.81% at September 30, 2013 compared to 4.11% at December 31, 2012.

Total assets increased to $1.4 billion at September 30, 2013, an increase of $105.3 million from December 31, 2012. The primary cause of this increase was an increase of $91.9 million in total loans outstanding to $950.6 million at September 30, 2013, an increase in cash and cash equivalents of $16.8 million and a $51.5 million increase in DTA, primarily the result of a second quarter 2013 reversal of a full valuation allowance. These increases were offset by a decrease of $57.4 million in investment securities available-for-sale as a result of maturing securities in 2013 as well as increased principal paydowns.

The 10.71% growth in total loans outstanding at September 30, 2013 as compared to December 31, 2012 was attributable to local lending including owner-occupied commercial real estate, small business loans and lines, consumer lending, including residential mortgages and increased shared national credits in the commercial and industrial portfolio.

Loan quality continued to improve during the third quarter of 2013 with remediation of special mention and substandard loans. These adversely risk rated loans totaled $103.3 million at September 30, 2013 as compared to $175.6 million at December 31, 2012. Remediation was accomplished through payoffs/pay downs, note sales and/or charge offs related to the restructure of adversely risk rated loans as well as credit upgrades owing to improved obligor cash flows. Non-performing assets as of September 30, 2013 continued to improve to 0.88% of total assets as compared to 1.94% at December 31, 2012. During the third quarter of 2013, management made no provision for loan losses as management believes that the reserve for loan losses as a percentage of loans at 2.28% remains adequate.

Deposit balances increased $119.4 million to $1.2 billion at September 30, 2013 as compared to December 31, 2012. Approximately 20% of the increase was a result of increases in the deposits of public bank entities as their cash flow needs changed. The remaining increase relates to expanded relationships as the Bank worked with existing customers as well as timing of customers depositing funds into the Bank. The Bank is also making a concerted effort to gain new customers in the markets we serve.

The Company had no FHLB borrowings at September 30, 2013, a decrease of $60.0 million from December 31, 2012. The FHLB borrowings were re-paid during the second quarter of 2013.

Net income for the three months ended September 30, 2013 was $1.5 million or $0.03 per share compared to $1.8 million or $0.04 per share for the three months ended September 30, 2012. Net income for the three months ended September 30, 2013 includes an income tax provision of $0.6 million, while there was no income tax provision made during the three months ended September 30, 2012 as a result of a full DTA valuation.

Net interest income was $12.1 million for the third quarter of 2013, comparable to that of the third quarter of 2012. Net interest income for the nine months ended September 30, 2013 was $35.1 million, down $2.8 million from $37.9 million for the same period in 2012. These year-over-year declines were mainly due to reductions in yields on earnings assets as a result of the continued historically low interest rate market environment. Interest expense for the third quarter of 2013 decreased $0.7 million compared to the third quarter of 2012 and $1.6 million for the nine months ended September 30, 2013 compared to the year ago period. This decrease in interest expense in the three and nine months period ended September 30, 2013 was due to the decreased rates on deposits in the low market rate environment as well as prepayment of $60.0 million of FHLB borrowings bearing a weighted average rate of 3.17% during the second quarter of 2013.

Non-interest income in the third quarter of 2013 was $0.4 million higher than the third quarter of 2012 and non-interest income was $0.9 million higher for the nine months ended September 30, 2013 compared to the same period in 2012. These increases are primarily related to increased card issuer and merchant service fees, as well as increased mortgage banking income. Non-interest expense in the third quarter of 2013 was comparable to non-interest expense for the third quarter of 2012. Non-interest expense for the nine months ended September 30, 2013 was $4.4 million higher than non-interest expense for the nine months ended September 30, 2012. The increase was primarily related to second quarter 2013 increases primarily due to the $3.8 million prepayment penalty of FHLB advances and the $1.3 million recorded for one-time human resource related items including incentive and severance obligations and $0.4 million associated with branch consolidation costs.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 28 branches in Central, Southern and Northwest Oregon, as well as in the greater Boise/Treasure Valley, Idaho area. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations, and intentions and are not statements of historical fact. When used in this report, the word "expects," "believes," "anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties and Cascade Bancorp’s success in managing such risks and uncertainties could cause actual results to differ materially from those projected, including among others, the following factors: local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and Central, Southern and Northwest Oregon, as well as the greater Boise/Treasure Valley, Idaho area, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in Cascade Bancorp’s SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements, changes in regulatory requirements and legislation (including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition. Such forward-looking statements also include, but are not limited to, statements about the benefits of the proposed merger involving Cascade and Home Federal, including future financial and operating results, Cascade’s or Home Federal’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite Cascade and Home Federal shareholder approvals; (ii) the risk that Cascade or Home Federal may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to the closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) liquidity risk affecting Cascade’s ability to meet its obligations when they come due; (xi) excessive loan losses; (xii) the effect of changes in governmental regulations; and (xiii) other factors we discuss or refer to in the “Risk Factors” section of Cascade’s most recent Annual Reporton Form 10-K filed with Securities and Exchange Commission (the “SEC”) on March 29, 2013. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Cascade’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this release. Cascade Bancorp undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof. Readers should carefully review all disclosures filed by Cascade Bancorp from time to time with the SEC.

Participants in the Solicitation
Cascade, Home Federal and their respective directors and executive officers may be soliciting proxies from Cascade and Home Federal shareholders in favor of the proposed merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Cascade and Home Federal shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Cascade’s directors and executive officers in Cascade’s definitive proxy statement filed with the SEC on March 27, 2013 for its 2013 Annual Meeting of Shareholders. You can find information about Home Federal’s directors and executive officers in Home Federal’s definitive proxy statement filed with the SEC on April 19, 2013. Additional information about Cascade’s directors and executive officers and Home Federal’s directors and executive officers can also be found in the above-referenced Registration Statement on Form S-4 when it becomes available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You can obtain free copies of these documents from Cascade and Home Federal using the contact information above.

Additional Information about the Proposed Merger and Where to Find It
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Cascade and Home Federal, Cascade will file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement of Cascade and Home Federal that also constitutes a prospectus. Cascade and Home Federal will deliver the joint proxy statement/prospectus to their respective shareholders. Cascade and Home Federal urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC because they will contain important information about the proposed merger. You may obtain copies of all documents filed with the SEC regarding this Transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from: (i) Cascade’s website (www.botc.com) under the heading “About Us” and then under the heading “Investor Relations” and then under the heading “Investor Information” and then under the tab “SEC Filings;” (ii) Cascade upon written request to Cascade Bancorp, Attn: Investor Relations, 1100 North West Wall Street, P.O. Box 369, Bend, Oregon 97701; (iii) Home Federal’s website (www.myhomefed.com/ir) under the heading “Investor Relations” and then under the heading “SEC Filings;” or (iv) Home Federal upon written request to Home Federal Bancorp, Inc., Attn: Eric Nadeau, 500 12th Avenue South, Nampa, Idaho 83651.

Information contained herein, other than information at December 31, 2012, and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of Cascade Bancorp and subsidiary as of and for the fiscal year ended December 31, 2012, as contained in the Company’s Annual Report on Form 10-K for such fiscal year.

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